EXHIBIT 99.1


                              WTC INDUSTRIES, INC.
                              --------------------

FOR IMMEDIATE RELEASE
---------------------

May 5, 2003

Contact:     Greg Jensen, Chief Financial Officer
             WTC Industries, Inc.
             OTC Bulletin Board: WTCO
             Telephone:         (651) 554-3140
             Fax:               (651) 450-5182

              WTC INDUSTRIES, INC. ANNOUNCES FIRST QUARTER RESULTS

      EAGAN, MINNESOTA. WTC Industries, Inc. and its wholly owned subsidiary PentaPure Incorporated reported results for the first quarter ended March 31, 2003. Net sales for the quarter were $5,414,000, a decrease of 9% from net sales of $5,968,000 in the same period in 2002. The majority of the decrease in net sales is the result of the Company's ongoing plan to de-emphasize sales of its iodinated resin products due to the lack of growth opportunities and the increase in regulatory requirements for these type of products, and, the Company's desire to focus its business on sales of original equipment filtration systems for appliances. The Company had slightly lower sales of its original equipment filtration systems for refrigerators due to the slow economy. This was partially offset by increased sales of replacement filters. The increase in replacement filters is a result of a larger installed base of home refrigerator filtration systems that accept the Company's replacement filters.

       Gross profit in the first quarter of 2003 was $1,798,000 compared to $1,901,000 in 2002. The reduction in gross profit of $103,000 is due to the lower sales. However, gross profit margin as a percentage of total net sales continued to improve during first quarter 2003, primarily due to the increase in the number of replacement filter unit sales as a percentage of total sales. Research and development expenses for first quarter 2003 increased $150,000 to $387,000 from $237,000 in 2002. This increase is primarily due to new product development and projects undertaken to reduce costs and enhance product performance. For these reasons, income from operations in first quarter of 2003 was $739,000 compared to $996,000 for the same period in 2002.

       Net income for the first quarter was $413,000 compared to $912,000 in 2002. Basic and fully diluted earnings per share for first quarter 2003 were $.25 and $.19, respectively, compared to $.61 and $.43, respectively, in 2002. In 2003, generally accepted accounting principles require that the Company accrue for federal and state income tax. However, the Company's net operating loss carryforwards are expected to largely offset any cash requirement for income tax liability. The impact of the $253,000 tax accrual in the first quarter of 2003 was $.15 and $.11 on basic and fully diluted


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earnings per share, respectively. During the first quarter of 2002, under generally accepted accounting principles, no income tax accrual was recorded because the deferred income tax assets arising from the Company's net operating loss carryforwards were fully reserved at that time. The reserve against those deferred tax assets was reversed in the second and fourth quarters of 2002 because of the Company's continued profitability.

      Commenting on business conditions and the outlook for the remainder of 2003, Mr. Carbonari added, "We plan to continue the Company's growth strategy by becoming the market leader of water filtration systems in the appliance industry, obtaining new customers and expanding sales opportunities with existing customers. The Company plans to continue to invest in new product development and cost reduction programs, which should result in increased sales of new products and improved gross profit margins."

      WTC Industries, Inc. designs, manufactures and markets water filtration and purification products and systems for consumer, commercial, industrial, residential, portable, outdoor, and emergency applications worldwide.

      Except for historical information, the matters discussed in this press release (such as expected sales and profitability) are forward looking statements that involve risks and uncertainties. These statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely from the forward looking statement, including, but not limited to, loss of a significant customer, unanticipated manufacturing difficulties or quality control problems, disruption in sources of supply, sufficiency of working capital, the effect of economic conditions, the impact of competitive products, pricing pressure from customers, and technological difficulties.


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                       WTC INDUSTRIES, INC. AND SUBSIDIARY
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                Three months ended March 31,
                                                 --------------------------
                                                     2003           2002
                                                 -----------    -----------

NET SALES                                        $ 5,414,234    $ 5,967,847

COST OF GOODS SOLD                                 3,616,311      4,067,108
                                                 -----------    -----------

GROSS PROFIT                                       1,797,923      1,900,739

EXPENSES
        Selling, general and administrative          671,506        667,773
        Research and development                     387,294        236,591
                                                 -----------    -----------
                                                   1,058,800        904,364
                                                 -----------    -----------

INCOME FROM OPERATIONS                               739,123        996,375

OTHER EXPENSE
        Interest expense                              73,501         84,683
                                                 -----------    -----------
                                                      73,501         84,683
                                                 -----------    -----------

INCOME BEFORE INCOME TAXES                           665,622        911,692

INCOME TAX EXPENSE                                   253,000             --

NET INCOME                                       $   412,622    $   911,692
                                                 ===========    ===========

PER COMMON SHARE DATA - BASIC & DILUTED

EARNINGS PER SHARE - BASIC                       $      0.25    $      0.61
                                                 ===========    ===========
EARNINGS PER SHARE - DILUTED                     $      0.19    $      0.43
                                                 ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
        BASIC                                      1,641,000      1,503,000
                                                 ===========    ===========
        DILUTED                                    2,216,000      2,105,000
                                                 ===========    ===========

                                                   March 31,    December 31,
ASSETS                                               2003           2002
------                                           -----------    -----------

CURRENT ASSETS                                   $ 8,199,531    $ 7,689,911
PROPERTY & EQUIPMENT, NET                          3,347,618      2,710,671
OTHER ASSETS                                       3,250,334      3,257,669
                                                 -----------    -----------
                                                 $14,797,483    $13,658,251
                                                 ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES                              $ 6,203,482    $ 4,863,637
LONG TERM OBLIGATIONS                              4,933,328      5,550,811
STOCKHOLDERS' EQUITY                               3,660,673      3,243,803
                                                 -----------    -----------
                                                 $14,797,483    $13,658,251
                                                 ===========    ===========